                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                OCTOBER 30, 1996

                             AMCORE FINANCIAL, INC.
             (Exact name of Registrant as specified in its charter)



                         Commission File Number 0-13393


NEVADA                                                              36-3183870
------                                                              ----------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                          Identification Number)


                  501 Seventh Street, Rockford, Illinois 61104
                                 (815) 968-2241



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
ITEM 5.         OTHER EVENTS

        On October 30, 1996, AMCORE Financial, Inc. (AMCORE) and First National Bancorp, Inc. (FNB) announced the signing of a definitive agreement for AMCORE to acquire FNB, a one-bank holding company with assets of approximately $214 million. FNB shareholders will receive 7.54 shares of AMCORE common stock for each outstanding share of FNB stock. The transaction will be accounted for using the pooling of interests method and is expected to be completed in mid-1997.

        The transaction is subject to normal regulatory approvals and other customary closing conditions.

ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS

                (c)     Exhibits

                        Item No.                Exhibit Index
                        --------                -------------

                        99.1                    Press Release dated
                                                October 30, 1996

                                   SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:     November 5, 1996



                                        AMCORE FINANCIAL, INC.



                                        By:   /s/  John R. Hecht
                                              ----------------------------
                                        Name:      John R. Hecht
                                        Title:     Senior Vice President
                                                   Chief Financial Officer




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
                      [AMCORE FINANCIAL INC. LETTERHEAD]



Date:           Oct. 30, 1996

Contact:        Ben Rubendall
                815-961-7164

                AMCORE REACHES DEFINITIVE AGREEMENT TO ACQUIRE
                    FIRST NATIONAL BANCORP IN MONROE, WIS.


        ROCKFORD IL - AMCORE Financial, Inc. and First National Bancorp, Inc., a holding company based in Monroe, Wis., with $214 million in assets and five locations, today jointly announced a definitive agreement for AMCORE to acquire FNB.

        FNB is a one-bank holding company, which operates First National Bank and Trust, headquartered in Monroe, approximately 40 miles northwest of Rockford. It operates branches in Madison, Belleville and New Glarus. Upon completion of the transaction, AMCORE's assets are expected to increase by 8 percent from $2.8 billion to $3.0 billion.

        FNB shareholders will receive 7.54 shares of AMCORE common stock for each of the approximately 250,000 outstanding shares of FNB stock. FNB posted earnings of $2.446 million in 1995.

        The transaction, which is expected to close in mid-1997, will be accounted for as a pooling of interests and is subject to approval by regulatory agencies, FNB shareholders and other customary closing conditions.

        The definitive agreement also provides that if AMCORE's common stock exceeds $23 per share, AMCORE may terminate the transaction unless FNB accepts a lower exchange ratio that would fix the maximum value for FNB at approximately $42.85 million. FNB may terminate the transaction if AMCORE's common stock falls below $18 per share unless AMCORE accepts a higher exchange ratio to fix a minimum value for FNB of approximately $33.53 million.

        The acquisition of FNB is AMCORE's second venture into Wisconsin. On Sept. 23, AMCORE announced a letter of intent with Country Bank Shares Corporation in Mount Horeb, Wis., a holding company that will bring five banks operating in nine locations with assets of $285 million into the AMCORE organization.

        Upon completion of both Wisconsin acquisitions, AMCORE Financial, Inc. will serve 36 communities, 12 in Wisconsin and 24 in Illinois, and will have assets of approximately $3.3 billion.

AMCORE Financial
Acquires First National Bancorp in Monroe, Wis.
Page 2

        "Wisconsin offers many opportunities for AMCORE," said Robert J. Meuleman, president and chief executive officer of AMCORE. "We have been fortunate to find two companies that fit our strategy of acquiring banks that are financially sound, have good management and are leaders in their market areas. The south central region they serve is one of the most dynamic areas of the state.

        "FNB is a strong performer and is the leading bank in Monroe, the seat of Green County. This acquisition also gives us two branches on the rapidly growing west side of Madison," said Meuleman. "The experience we have gained in serving metropolitan areas, such as Rockford and the Chicago suburban market, will be valuable as we enter that market."

        "Our merger with AMCORE offers a number of advantages to both our shareholders and our customers," said Thomas J. Wilkinson, president and chief executive officer of First National Bancorp. "We will change from a stock that is not listed and has limited trading volume to a NASDAQ-listed stock that will give our shareholders access to the greater liquidity of a national stock market.

        "Affiliating with a larger institution will also bring our customers the benefit of AMCORE's trust services, capital management, mortgage, brokerage, insurance and mutual funds," Wilkinson said.

        "By affiliating with a larger company we will be able to participate in larger loans and offer our customers the advantage of AMCORE's nationally recognized fund management expertise, which resulted in the AMCORE Vintage Equity Mutual Fund receiving a five-star rating from the nationally respected rating firm Morningstar, Inc. We also will have the advantage of AMCORE's expertise in marketing and information systems.

        "Another factor in our decision was AMCORE's reputation for strong community involvement and its corporate culture, which emphasizes employee development and a commitment to customer service," Wilkinson said.

        AMCORE common stock is listed on NASDAQ under the symbol AMFI. In addition to its banking operations, AMCORE also has five financial service subsidiaries, AMCORE Investment Group, N.A., which provides trust, capital management and brokerage services in addition to administering the AMCORE Vintage family of mutual funds; AMCORE Consumer Finance Company, Inc., AMCORE Mortgage, Inc., AMCORE Insurance Group, Inc., and Rockford Mercantile Agency, a bill collection service.

        AMCORE's Internet home page, http://www.amcore.com contains additional information about the company.


                                     ###


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
AMCORE Financial
Acquires First National Bancorp in Monroe, Wis.
Page 3

                      AMCORE/FNB-MONROE KEY FINANCIAL DATA

                                  (Unaudited)

                      Assets (000)              Equity/Assets               NPAs/Assets                  ROAA
                -----------------------    -----------------------    -----------------------   -----------------------
                  6/30/96     12/31/95      6/30/96      12/31/95      6/30/96     12/31/95      6/30/96      12/31/95
AMCORE          $2,756,231   $2,418,532      8.02%        8.66%          0.54%       0.62%          0.94%       0.97%

FNB-Monroe        $210,007     $206,531      8.03%        7.82%          0.33%       0.12%          1.21%       1.18%












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